Exhibit 99.1

xG Technology Announces Change in Executive Leadership

George Schmitt, xG Board Chairman, Assumes Chief Executive Officer Duties

Sarasota, Florida—February 17, 2015—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a developer of patented wireless communications and spectrum sharing technologies, announces that, effective immediately, George Schmitt, Executive Chairman of the Board of xG Technology, will also assume the role of Chief Executive Officer of the Company. Mr. Schmitt replaces John Coleman, who will stay on as a member of the xG Board and will manage the governmental/expeditionary portions of the business.

George Schmitt said, “The xG Board wishes to thank John Coleman for his dedication and service as Chief Executive Officer of the Company. Under his leadership, xG came a very long way: We have extended the development of our technology platform; developed the world’s first cognitive radio platform which we then certified for compliance with rules for unregulated spectrum use; and launched it successfully in our test markets. We have also added significantly to our Intellectual property portfolio, from which xG stands to benefit from our technology development, and began commercial sales.” He continued, “I will work closely with the xG team to develop and close the growing number of revenue opportunities that are available to us.”

George Schmitt has over 45 years of broad telecom experience in wireless and wireline companies. He was responsible for building the first commercial GSM system in the world, for the Mannesmann consortium in Germany. As Executive Vice President of International Operations for AirTouch, he built the world's first CDMA network in South Korea. He also served as the first American Chair of the GSM Association.

Mr. Schmitt also served as President and Chief Executive Officer of PCS PrimeCo (now part of Verizon Wireless), a national PCS partnership formed by AirTouch, Bell Atlantic, NYNEX and U.S. West. Mr. Schmitt has also served as President of Omnipoint, where he built the largest American PCS network at the time, and was on the forefront of advanced wireless technologies including GSM, GPRS packet data, EDGE, positioning and Internet access. Omnipoint was acquired by VoiceStream in 2000, which was subsequently acquired by Deutsche Telekom to form T-Mobile U.S.

In 2013, Mr. Schmitt was inducted into the Wireless Hall of Fame by the Wireless History Foundation. The Wireless Hall of Fame Program provides public recognition of outstanding individuals across all segments of the wireless industry.

About xG Technology

xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband networks deliver voice, video and data services to fixed and mobile users. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment. xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has 60 U.S. and over 130 international patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol XGTIW. For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777